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                                                                    Exhibit 3.89

                            ARTICLES OF INCORPORATION
                                       OF
                              MYSTIQUE FILMS, INC.

          FIRST:    That the name of the corporation is Mystique Films, Inc.

          SECOND:   The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

          THIRD:    The name of this corporation's initial agent for service of process in the State of California is:  C T CORPORATION SYSTEM

          FOURTH:   The total number of shares which the corporation is
authorized to issue is Ten-thousand (10,000); all of such shares shall be without par value.

          IN WITNESS WHEREOF, the undersigned has executed these Articles this 13th day of June, 1995.


                                            /s/  Howard Shapiro
                                           --------------------
                                                 Howard Shapiro